Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73008, 333-74336, 333-81704, 333-81696, 333-103766, 333-103767, 333-113676, 333-113678, 333-124499, 333-134137, 333-134141, 333-143137, 333-143136, 333-151092 and 333-151093) and Form S-3 (Nos. 333-124123, 333-137991 and 333-139998) of our report dated March 18, 2009 relating to the consolidated financial statements and financial statement schedule, which appears in LogicVision, Inc.’s Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
March 18, 2009